Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, January 28, 2014	COMPANY CONTACT: Scott Topping, CFO - (808) 835-3700 Scott.Topping@HawaiianAir.com

INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2013 Fourth Quarter and Full Year Financial Results

HONOLULU — January 28, 2014 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2013.

•                  Operating income grew to $34 million in the fourth quarter compared to $12 million in the prior year period.  For the full year, operating income grew to $134 million compared to $129 million in the prior year period.

•                  Pre-tax income of $28 million in the fourth quarter compared to a loss of $6 million in the prior year period.  For the full year, pre-tax income of $86 million was flat compared to the prior year period.

•                  GAAP net income in the fourth quarter of $17 million or $0.31 per diluted share compared to a loss of $3 million in the prior year period or $(0.07) per diluted share.  For the full year, GAAP net income of $52 million or $0.98 per diluted share compared to $53 million or $1.01 per diluted share in the prior year period.

•                  Adjusted net income, reflecting economic fuel expense, in the fourth quarter of $12 million or $0.22 per diluted share compared to $0.1 million in the prior year period or $0.00 per diluted share.  For the full year, adjusted net income, reflecting economic fuel expense, of $47 million or $0.88 per diluted share compared to $56 million or $1.06 per diluted share in the prior year period.

•                  Unrestricted cash and cash equivalents of $423 million compared to $406 million in the prior year period.

Mark Dunkerley, the Company’s President and Chief Executive Officer, commented that “the fourth quarter’s results continued the trend in improving financial performance after a difficult start to the year.  Demand remains strong in our markets and we have strategies to mitigate cost pressures.  We are looking forward to the year ahead confident in the great job done by our employees taking care of our customers on the ground and in the air.  They remain the core asset of our business and the source of great pride among us all.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2013 the Company had:

•                  Unrestricted cash and cash equivalents of $423 million.

•                  Available borrowing capacity of $67 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $806 million consisting of the following:

•                  $430 million outstanding under secured loan agreements to finance a portion of the purchase price for seven Airbus A330-200 aircraft.

•                  $154 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.

•                  $111 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.

•                  $35 million outstanding under floating rate notes for two Boeing 767-300 ER aircraft.

•                  $76 million of outstanding Convertible Senior Notes.

2013 Highlights

Operational

•                  Ranked #1 nationally for on-time performance for all reported months in 2013 except for January by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Ranked the #1 domestic carrier for travel to Hawai‘i by Travel + Leisure.

•                  Successfully implemented multiple upgrades to our Revenue Management and Inventory Systems.

Fleet and financing

•                  Added five new A330-200 aircraft and returned / retired four Boeing 767-300 aircraft.

•                  Took delivery of one ATR42-500 twin-turboprop aircraft to inaugurate new service to Moloka‘i and Lana‘i in 2014.

•                 Executed a purchase agreement with Airbus for 16 new A321neo aircraft for delivery between 2017 and 2020, with purchase rights for an additional nine aircraft.  The long-range, single-aisle aircraft will complement Hawaiian’s existing fleet of twin-aisle aircraft used for long-haul flying between Hawai‘i and the U.S. West Coast.

•                  Financed six Airbus A330-200 aircraft deliveries (one delivery in 2013 and five 2014 deliveries) with Enhanced Equipment Trust Certificates (EETC) at a blended rate of 4.13%.

Product and loyalty

•                  Enhanced inflight experience on Boeing 767-300 aircraft by becoming the only U.S. carrier to offer the Apple iPad mini as a replacement for the prior portable entertainment system.

•                  Entered into a new credit card agreement with Barclays Card for a new co-branded credit card effective January 1, 2014.

•                  Announced the introduction of new Extra Comfort economy seating on all A330-200 aircraft beginning in the third quarter 2014.

•                  Expanded our frequent flyer partnership with American Airlines.

•                  Entered into new frequent flyer and code-share agreements with China Airlines.

New routes and increased frequencies

•                  Honolulu to Auckland, New Zealand three-times-weekly service launched in March.

•                  Honolulu to Sendai, Japan three-times-weekly service launched in June.

•                  Honolulu to Taipei, Taiwan three-times-weekly service launched in July.

•                  Announced Honolulu to Beijing, China three-times-weekly service beginning in April 2014, pending government approval.

•                  Announced the reintroduction of daily non-stop service from Honolulu to Oakland beginning in January 2014, an increase from four-times-weekly.  Also, announced seasonal service, during the summer of 2014, between Oakland and Kona, three-times-weekly and between Oakland and Lihu‘e, four-times-weekly.

•                  Announced seasonal service, during the summer of 2014, between Los Angeles and Kona, three-times-weekly and between Los Angeles and Lihu‘e, four-times-weekly.

•                  Announced daily non-stop service from Maui to Los Angeles, beginning in July 2014.

•                  Announced additional service from Honolulu to Brisbane from three-times-weekly to four-times-weekly, beginning in March 2014.

First Quarter and Full Year 2014 Outlook

The table below summarizes the Company’s expectations for the first quarter ending March 31, 2014 and the full year ending December 31, 2014, expressed as an expected percentage change compared to the results for the quarter ended March 31, 2013 or the year ended December 31, 2013, as applicable (the results for which are presented for reference).

	First
	Quarter
Item	2013	Guidance

Cost per ASM Excluding Fuel (cents)	8.28	Up 5% to up 8%
Passenger Revenue Per ASM (cents)	11.11	Up 4% to up 7%
Operating Revenue Per ASM (cents)	12.37	Up 4.5% to up 7.5%
ASMs (millions)	3,965.8	Up 1% to up 3%
Gallons of jet fuel consumed (millions)	53.9	Up 0.5% to up 2.5%

	Full Year
Item	2013	Guidance
Cost per ASM Excluding Fuel (cents)	7.88	Up in the low single digits
ASMs (millions)	16,785.8	Up 4% to up 7%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (January 28, 2014) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian Airlines has led all U.S. carriers in on-time performance for each of the past nine years (2004-2012) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 84th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, Taiwan, Australia, New Zealand, American Samoa, and Tahiti. New non-stop service will begin between Honolulu and Beijing, China in April 2014, subject to government approval. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page (Hawaiian Airlines).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements regarding the addition of new aircraft, new routes and increased frequencies; the Company’s expectations regarding cost per available seat mile excluding fuel, passenger revenue per available seat mile, operating revenue per available seat mile, available seat miles and gallons of jet fuel consumed, each for the quarter ending March 31, 2014; the Company’s expectations regarding cost per available seat mile excluding fuel and available seat miles, each for the year ending December 31, 2014; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change

Operating Revenue:
Passenger	$478,114	$440,735	8.5%	$1,942,829	$1,767,041	9.9%
Other	53,771	52,251	2.9%	213,036	195,312	9.1%
Total	531,885	492,986	7.9%	2,155,865	1,962,353	9.9%

Operating Expenses:
Aircraft fuel, including taxes and delivery	173,756	175,196	(0.8)%	698,802	631,741	10.6%
Wages and benefits	109,169	96,313	13.3%	427,438	376,574	13.5%
Aircraft rent	26,655	25,074	6.3%	108,534	98,786	9.9%
Maintenance materials and repairs	43,387	46,281	(6.3)%	203,387	183,552	10.8%
Aircraft and passenger servicing	31,268	28,966	7.9%	120,635	103,825	16.2%
Commissions and other selling	27,615	25,269	9.3%	125,900	114,324	10.1%
Depreciation and amortization	22,057	21,912	0.7%	83,050	85,599	(3.0)%
Other rentals and landing fees	20,544	22,137	(7.2)%	81,317	85,623	(5.0)%
Other	43,586	39,601	10.1%	173,055	152,931	13.2%
Total	498,037	480,749	3.6%	2,022,118	1,832,955	10.3%

Operating Income	33,848	12,237		133,747	129,398

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(13,434)	(11,777)		(50,453)	(43,522)
Interest income	213	103		639	580
Capitalized interest	3,289	3,196		12,625	10,524
Gains (Losses) on fuel derivatives	5,597	(8,835)		(5,334)	(11,330)
Other, net	(1,357)	(1,109)		(4,814)	136
Total	(5,692)	(18,422)		(47,337)	(43,612)

Income (Loss) Before Income Taxes	28,156	(6,185)		86,410	85,786

Income tax expense (benefit)	11,077	(2,777)		34,556	32,549

Net Income (Loss)	$17,079	$(3,408)		$51,854	$53,237

Net Income (Loss) Per Common Stock Share:
Basic	$0.33	$(0.07)		$1.00	$1.04
Diluted	$0.31	$(0.07)		$0.98	$1.01

Weighted Average Number of Common Stock Shares Outstanding:
Basic	52,409	51,515		52,099	51,314
Diluted	54,360	51,515		53,155	52,535

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data (unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2013		2012		% Change		2013		2012		% Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,378.4		3,272.8		3.2%		13,658.1		12,195.9		12.0%
Available seat miles (ASM) (a)	4,183.4		3,997.5		4.7%		16,761.8		14,660.0		14.3%
Passenger revenue per RPM (Yield)	14.15	¢	13.47	¢	5.0%		14.22	¢	14.49	¢	(1.9)%
Passenger load factor (RPM/ASM)	80.8%		81.9%		(1.1	)pt.	81.5%		83.2%		(1.7	)pt.
Passenger revenue per ASM (PRASM)	11.43	¢	11.02	¢	3.7%		11.59	¢	12.05	¢	(3.8)%

Total Operations:
Revenue passenger miles (RPM) (a)	3,382.8		3,279.1		3.2%		13,677.6		12,217.6		11.9%
Available seat miles (ASM) (a)	4,189.1		4,006.8		4.5%		16,785.8		14,687.5		14.3%
Passenger load factor (RPM/ASM)	80.8%		81.8%		(1.1	)pt.	81.5%		83.2%		(1.7	)pt.
Operating revenue per ASM (RASM)	12.70	¢	12.30	¢	3.3%		12.84	¢	13.36	¢	(3.9)%
Operating cost per ASM (CASM)	11.89	¢	12.00	¢	(0.9)%		12.05	¢	12.48	¢	(3.4)%
CASM excluding aircraft fuel (b)	7.74	¢	7.63	¢	1.4%		7.88	¢	8.18	¢	(3.7)%
Gallons of jet fuel consumed (a)	56.4		54.5		3.6%		226.2		199.5		13.4%
Average cost per gallon of jet fuel (actual) (c)	$3.08		$3.22		(4.3)%		$3.09		$3.17		(2.5)%
Economic fuel cost per gallon (c)(d)	$3.13		$3.27		(4.3)%		$3.15		$3.20		(1.6)%

(a)   In millions.

(b)   See Table 4 for reconciliations of operating expenses excluding aircraft fuel.

(c)   Includes applicable taxes and fees.

(d)   See Table 3 for a reconciliation of economic fuel costs.

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Aircraft fuel expense, including taxes and delivery	$173,756	$175,196	(0.8)%	$698,802	$631,741	10.6%
Realized losses on settlement of fuel derivative contracts	2,792	3,054	(8.6)%	14,018	7,372	90.2%
Economic fuel expense	$176,548	$178,250	(1.0)%	$712,820	$639,113	11.5%
Fuel gallons consumed	56,420	54,458	3.6%	226,214	199,465	13.4%
Economic fuel cost per gallon	$3.13	$3.27	(4.3)%	$3.15	$3.20	(1.6)%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended December 31,				Twelve months ended December 31,
	2013		2012		2013		2012
		Diluted net		Diluted net		Diluted net		Diluted net
		income per	Net income	income (loss)		income		income
	Net income	share	(loss)	per share	Net income	per share	Net income	per share
As reported - GAAP	$17,079	$0.31	$(3,408)	$(0.07)	$51,854	$0.98	$53,237	$1.01
Add: unrealized (gains) / losses on fuel derivative contracts, net of tax	(5,033)	(0.09)	3,469	0.07	(5,210)	(0.10)	2,375	0.05
Reflecting economic fuel expense	$12,046	$0.22	$61	$—	$46,644	$0.88	$55,612	$1.06

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(in millions, except CASM data) (unaudited)	2013		2012		2013		2012
GAAP operating expenses	$498.0		$480.7		$2,022.1		$1,833.0
Less: aircraft fuel, including taxes and delivery	(173.7)		(175.2)		(698.8)		(631.7)
Adjusted operating expense - excluding aircraft fuel	$324.3		$305.5		$1,323.3		$1,201.3

Available Seat Miles	4,189.1		4,006.8		16,785.8		14,687.5

CASM - GAAP	11.89	¢	12.00	¢	12.05	¢	12.48	¢
Less: aircraft fuel	(4.15)		(4.37)		(4.17)		(4.30)
CASM - excluding aircraft fuel	7.74	¢	7.63	¢	7.88	¢	8.18	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary (unaudited)

As of January 17, 2014

The Company utilizes heating oil swaps and purchased put options to hedge against price volatility of its future aircraft fuel consumption.  Swap positions are outlined below:

		Percentage of
	Weighted	Projected Fuel
	Average	Requirements	Fuel Barrels
	Contract Price	Hedged	Hedged
First Quarter 2014
Heating Oil Swaps	$2.92	61%	856,000

Second Quarter 2014
Heating Oil Swaps	$2.99	50%	727,000

Third Quarter 2014
Heating Oil Swaps	$3.00	35%	524,000

Fourth Quarter 2014
Heating Oil Swaps	$2.96	20%	303,000

First Quarter 2015
Heating Oil Swaps	$2.89	15%	78,000

Table 6.

Hawaiian Holdings, Inc.

Foreign Exchange Forward Contract Summary (unaudited)

As of January 17, 2014

	Japanese Yen		Australian Dollar
		Percentage of			Percentage of
	Weighted Average	Projected Foreign	Weighted Average		Projected Foreign
	Forward Contract	Denominated JPY	Forward Contract		Denominated AUD
Quarter of Settlement	Price	Sales Hedged	Price		Sales Hedged
	(in USD|JPY)		(in AUD|USD)

First Quarter 2014	¥96.03	60%	AUD	0.9535	59%
Second Quarter 2014	¥99.95	50%	AUD	0.9302	50%
Third Quarter 2014	¥100.14	40%	AUD	0.9054	41%
Fourth Quarter 2014	¥99.35	30%	AUD	0.8984	29%
First Quarter 2015	¥97.78	22%	AUD	0.9065	24%
Second Quarter 2015	¥101.88	21%	AUD	0.8788	21%

	Korean Won		New Zealand Dollar
		Percentage of			Percentage of
	Weighted Average	Projected Foreign	Weighted Average		Projected Foreign
	Forward Contract	Denominated KRW	Forward Contract		Denominated NZD
Quarter of Settlement	Price	Sales Hedged	Price		Sales Hedged
	(in USD|KRW)		(in NZD|USD)

First Quarter 2014	₩ 1,094	40%	NZD	0.8018	30%
Second Quarter 2014	₩ 1,104	33%	NZD	0.7915	24%
Third Quarter 2014	₩ 1,108	23%	NZD	0.7762	18%